UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2012

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

1560 West 190th Street, Torrance, California 90501
(Address of principal executive offices)

310-527-2800
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Torrance, CA – October 25, 2012 – Enova Systems, Inc. (NYSE MKT: ENA and AIM: ENV and ENVS), (the "Company") received notification on October 24, 2012 from the NYSE MKT (the "Exchange" and formerly known as the NYSE Amex) stating that, because the Company was not in compliance with certain of the Exchange's continued listing standards, the Exchange intends to strike the common stock of the Company from the Exchange by filing a delisting application with the Securities and Exchange Commission (the "SEC"). The Company previously disclosed in Current Reports on Form 8-K filed with the SEC on April 20, 2012, May 29, 2012, July 6, 2012, and October 24, 2012 the provisions of Exchange's continued listing standards with which the Company was not in compliance. The Company does not intend to request an appeal hearing of the Exchange's delisting determination.

The Company anticipates that the delisting of its common stock from the Exchange will be effective at the opening of the Exchange on Wednesday, October 31, 2012.

The Company expects that its common stock will trade on the OTCQB Marketplace under the Company's current trading symbol "ENA" upon delisting from the Exchange, or as soon as practicable thereafter. The OTCQB is a market tier operated by the OTC Market Group Inc. for over-the-counter traded companies. The Company anticipates that the delisting will be completed once the Exchange files a Form 25-NSE Notification of Delisting with the SEC. The delisting and transition to the OTCQB does not change the Company's obligations to file periodic and other reports with the SEC under applicable federal securities laws.

The Company expects that the admission of its common stock for trading on London Stock Exchange's AIM market will be unaffected by the NYSE MKT's determination.

On October 25, 2012, the Company issued a press release regarding the delisting determination. A copy of the Company's press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   October 25, 2012
By:	/s/ John Micek

Name: John Micek
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated October 25, 2012